Exhibit 107.1

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Global Partner Acquisition Corp II

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type (1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees Paid	Equity	Combined Company Common Stock(2)(4)	Other(8)	5,922,362	N/A	$65,530,936(7)	0.0001476	$9,672.37

Fees Paid	Equity	Combined Company Common Stock(3)(4)	Other(9)	45,000,000	N/A	$150(8)	0.0001476	$0.02

Fees to Be Paid	Equity	Combined Company Common Stock(5)(4)	Other(10)	1,550,000	N/A	$17,375,500	0.0001476	2,564.62

Fees Paid	Equity	Warrants to acquire Combined Company Common Stock(6)(4)	Other(11)	10,566,602	N/A	$903,444.47(9)	0.0001476	$133.35

Fees Paid	Equity	Combined Company Common Stock issuable upon exercise of warrants(7)(4)	Other(12)	10,566,602	N/A	$121,515,923.00(10)	0.0001476	$17,935.75

Fees to Be Paid	Equity	Warrants to acquire Combined Company Common Stock (13)(4)	Other(15)	1,709,570	N/A	$187,881.74(9)	0.0001476	$27.73

Fees to Be Paid	Equity	Combined Company Common Stock issuable upon exercise of warrants (14)(4)	Other(12)	1,709,570	N/A	$19,660,055.00(15)	0.0001476	$2,901.82

	Total Offering Amounts					$225,173,890.21		$33,235.67

	Total Fees Previously Paid							$27,741.49

	Total Fee Offsets							—

	Net Fee Due							$5,494.18

(1)

Prior to the consummation of the business combination (the “Business Combination”) described in the proxy statement/prospectus forming part of this registration statement, the registrant, Global Partner Acquisition Corp II, a Cayman Islands exempted company (“GPAC II”), intends to effect a deregistration under Part XII of the Cayman Islands Companies Act (Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which GPAC II’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by the continuing entity following the Domestication (as defined in the proxy statement/prospectus).

(2)

The number of shares of common stock of the Combined Company being registered represents (i) the 1,794,585 GPAC II Class A ordinary shares, par value $0.0001 per share (the “Class A Shares”) (ii) 4,000,000 GPAC II Class B ordinary shares, par value $0.0001 per share (the “Class B Shares”), that were registered pursuant to the Registration Statement on Form S-1 (File No. 333-51558) and (iii) 127,777 shares that will be issued to certain holders pursuant to non-redemption agreements. The Class B Shares shall convert automatically, on a one-for-one basis into Class A Shares in accordance with the Amended and Restated Articles of Association (the “Class B Conversion”) and the Sponsor Letter Agreement or earlier at the election of the holder. In connection with the Domestication, each Class A Share outstanding will immediately, prior to the effective time of the Domestication and following the Class B Conversion, convert automatically, on a one-for-one basis into one (1) share of common stock, par value $0.0001 per share of GPAC II (the “GPAC II Common Stock”) before Closing (as defined in the proxy statement/prospectus), which will then become Combined Company Common Stock (as defined in the proxy statement/prospectus) following the Closing.

(3)

The number of shares Combined Company Common Stock being registered represents (i) the 39,407,930 shares of the Combined Company Common Stock to be issued in connection with the Business Combination described herein to holders of capital stock of Stardust Power Inc. (“Stardust Power”), (ii) 637,079 shares of the Combined Company Common Stock to be issued in connection with the Business Combination upon the Company SAFE Conversions (as defined in the proxy statement/prospectus) (iii) 257,285 shares of Combined Company Common Stock to be issued in connection with the Business Combination Agreement upon the conversion of common stock of Stardust in accordance with the terms of the Convertible Equity Agreements (as defined in the proxy statement/prospectus) and (iv) 4,697,706 shares of the Combined Company Common Stock to be issued in connection with the Business Combination upon the conversion of Stardust Power Restricted Stock (as defined in the proxy statement/prospectus).

(4)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)

The number of shares of Combined Company Common Stock being registered represents (i) up to 1,500,000 Combined Company Common Stock that will be issued in connection with the Financing Commitment and Equity Line of Credit (each as defined in the proxy statement/prospectus) and (ii) up to 50,000 Combined Company Common Stock that will be issued to certain individuals pursuant to convertible equity agreements.

(6)

The number of redeemable warrants to acquire shares of the Combined Company Common Stock being registered represents the (i) 4,999,935 redeemable warrants to acquire Public Shares (as defined in the proxy statement/prospectus) that were registered pursuant to the IPO registration statement and underlie the units offered by GPAC II in its initial public offering (the “GPAC II Public Warrants”), which will be converted by operation of law into redeemable warrants to acquire shares of the Combined Company Common Stock in the Domestication and (ii) 5,566,667 private placement warrants of GPAC II issued in connection with GPAC II’s initial public offering (the “GPAC II Private Warrants”), which will automatically convert by operation of law into redeemable warrants to acquire shares of the Combined Company Common Stock in the Domestication.

(7)

Represents 10,566,602 shares of the Combined Company Common Stock to be issued upon the exercise of the GPAC II Public Warrants and the GPAC II Private Warrants, which will automatically convert by operation of law into redeemable warrants to acquire shares of the Combined Company at the time of the Business Combination.

(8)

Calculated in accordance with Rule 457(f)(1) under the Securities Act, based on the average of the high and low prices of the Class A Shares on the Nasdaq Capital Market (“Nasdaq”) on January 10, 2024 ($11.065 per Class A Share).

(9)

Calculated in accordance with Rule 457(f)(2) of the Securities Act. Stardust Power is a private company, no market exists for its securities, and it has an accumulated capital deficit. Therefore, the proposed maximum aggregate offering price is one-third of the aggregate par value of Stardust Power’s securities expected to be exchanged in connection with the Business Combination described herein, including the Stardust Power securities issuable upon the exercise of options and warrants.

(10)	Calculated in accordance with Rule 457(f)(1) under the Securities Act, based on the average of the high and low prices of the Class A Shares on the Nasdaq on May 3, 2024 ($11.21 per Class A Share).
(11)

Calculated in accordance with Rule 457(f)(1) of the Securities Act, based on the average of the high and low prices of the GPAC II Public Warrants on Nasdaq on January 10, 2024 ($0.0855 per Public Warrant).

(12)	Calculated in accordance with Rule 457(g)(1) under the Securities Act, based on the exercise price of the warrants ($11.50 per share)
(13)

The number of redeemable warrants to acquire shares of the Combined Company Common Stock being registered represents the 1,709,570 private placement warrants of the Combined Company, which will be issued upon conversion of Promissory Notes (as defined in the proxy statement/prospectus) at the Closing.

(14)	Represents 1,709,570 shares of the Combined Company Common Stock to be issued upon the exercise of the private placement warrants issued upon conversion of the Promissory Notes at the Closing.
(15)

Calculated in accordance with Rule 457(f)(1) of the Securities Act, based on the average of the high and low prices of the GPAC II Public Warrants on Nasdaq on May 6, 2024 ($0.1099 per Public Warrant).